UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

First Trinity Financial Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1991436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, Oklahoma	74133-1246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(918) 249-2438

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Employment Agreement

On May 23, 2022, First Trinity Financial Corporation entered into an employment agreement with its President and Chief Executive Officer, Gregg E. Zahn. For additional information related to the Employment agreement, please see item 5.02 and Exhibit 10.8 which is being filed with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Compensatory Arrangements for Certain Officers.
On May 23, 2022, First Trinity Financial Corporation (the “Company”) entered into an Amendment to Amended and Restated Employment Agreement (the “Agreement”) with Gregg E. Zahn, the Company’s President and Chief Executive Officer, (the “Employee”).
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Under the Agreement, certain aspects of the most previous Employment Agreement between the Company and Employee which was most recently amended, restated and effective on August 10, 2017 (the “Employment Agreement) was further amended and restated on May 23, 2022. The current amendments and restatements in the Agreement to the most previous Employment Agreement focused on health and dental benefits and change in control payments.

Mr. Zahn’s Agreement is subject to earlier termination based on disability, death or termination by the Company, with or without cause.

Item 9.01	Financial Statements and Exhibits

The preceding description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit

Exhibit 10.8	Employment Agreement between First Trinity Financial Corporation and Gregg E. Zahn, dated May 23, 2022.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Trinity Financial Corporation

Date: May 25, 2022	By:	/s/ Gregg E. Zahn
	Name:	Gregg E. Zahn
	Title:	President and Chief Executive Officer